Exhibit 99.1

Investor Relations Contact: David Humphrey
Title: Vice President – Investor Relations
Phone: 479-785-6200
Email: dhumphrey@arcb.com

ArcBest® Announces First Quarter 2021 Results

●	First quarter 2021 revenue of $829.2 million, and net income of $23.4 million, or $0.87 per diluted share. On a non-GAAP[1] basis, first quarter 2021 net income of $27.2 million, or $1.01 per diluted share.
●	Record quarterly revenue that increased 18% over last year.
●	First quarter operating income, which increased more than three times over first quarter 2020, was the best in ArcBest’s history.

FORT SMITH, Arkansas, May 4, 2021 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported first quarter 2021 revenue of $829.2 million compared to first quarter 2020 revenue of $701.4 million.  ArcBest’s first quarter 2021 operating income was $32.2 million and net income was $23.4 million, or $0.87 per diluted share compared to first quarter 2020 operating income of $7.8 million and net income of $1.9 million, or $0.07 per diluted share.

Excluding certain items in both periods as identified in the attached reconciliation tables, non-GAAP operating income was $39.1 million in first quarter 2021 compared to first quarter 2020 operating income of $12.4 million.  On a non-GAAP basis, net income was $27.2 million, or $1.01 per diluted share in first quarter 2021 compared to first quarter 2020 net income of $9.4 million, or $0.36 per diluted share.

“We’re pleased to report our best-ever operating income for the first quarter as well as increased revenue and profitability in what is historically the most challenging quarter of the year,” said Judy R. McReynolds, ArcBest chairman, president and CEO. “These strong results reflect our ability to create solutions to support our customers as they continue to face supply chain challenges associated with their rebound from the COVID-19 pandemic.”

1.	U.S. Generally Accepted Accounting Principles

First Quarter Results of Operations Comparisons

Asset-Based

First Quarter 2021 Versus First Quarter 2020

●	Revenue of $556.3 million compared to $515.7 million, a per-day increase of 9.6 percent.
●	Total tonnage per day increase of 1.8 percent, with a mid-single-digit percentage increase in LTL-rated tonnage partially offset by a double-digit percentage decrease in TL-rated spot shipment tonnage moving in the Asset-Based network.
●	Total shipments per day increase of 2.6 percent including a 3.0 percent increase in LTL-rated shipments per day and an increase of 2.6 percent in LTL-rated weight per shipment which was positively impacted by first quarter freight mix changes.
●	Total billed revenue per hundredweight increased 8.8 percent and was negatively impacted by lower fuel surcharges. Revenue per hundredweight on LTL-rated business, excluding fuel surcharge, improved by a percentage in the mid-single digits.
●	Operating income of $30.1 million and an operating ratio of 94.6 percent compared to the prior year quarter operating income of $13.2 million and an operating ratio of 97.4 percent. On a non-GAAP basis, operating income of $36.9 million and an operating ratio of 93.4 percent compared to the prior year quarter operating income of $17.8 million and an operating ratio of 96.5 percent.

As shippers are experiencing improving trends in their businesses, greater demand for ArcBest’s Asset-Based services resulted in increased first quarter revenue and higher profitability.  Shipment and tonnage growth during the quarter was also positively impacted by unseasonal strength in the housing market associated with a shift in buyer demand due to the pandemic.  In response to customer requirements, more local and linehaul purchased transportation was used to supplement the Asset-Based network, and thus these costs increased as a percent of total revenue.  Despite challenges from adverse weather in February, overall freight handling productivity in the quarter improved compared to the prior year.  Utilization of previously implemented network optimization technologies positively contributed to cost efficiencies and improved profits.  ArcBest’s on-going yield management initiatives, combined with the continuing strong, rational marketplace pricing environment, were significant contributors to the improved operating income.    Gains on the sale of assets were higher due to the previously disclosed sale of an unutilized property, and totaled $8.7 million in first quarter 2021 compared to $2.2 million in first quarter 2020.

Asset-Light‡

First Quarter 2021 Versus First Quarter 2020

●	Revenue of $311.5 million compared to $217.2 million, a per-day increase of 45.7 percent.
●	Operating income of $9.3 million compared to an operating loss of $0.4 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $12.1 million compared to Adjusted EBITDA of $2.5 million.

Strong first quarter revenue growth in the Asset-Light ArcBest segment resulted from the positive impacts of continuing strength in customer demand combined with higher rates driven by limited availability of equipment capacity in the marketplace.  During the first quarter, all ArcBest asset-light service offerings experienced solid growth and improved demand.  Customers’ growing need for comprehensive, managed logistics solutions continued to positively contribute to improved financial results.  The benefits of ArcBest’s strong relationships with carrier partners enhanced the ability to effectively serve customers, though the rising cost of equipment capacity pressured margins.  The utilization of internally developed technologies, that improves the efficiency of matching customer needs with available capacity resources, is positively contributing to improved cost efficiencies on the strong revenue and shipment growth and enables a superior customer experience.

At FleetNet, increases in roadside events contributed to higher total revenue and first quarter operating income was comparable with the previous year period.

Closing Comments

“We are experiencing a strong start to 2021 and I’m proud of the work our leaders and employees are doing on behalf of our customers as their businesses normalize,” McReynolds said. “Providing assured capacity is a shared mindset of employees across our organization.”

NOTE

‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Conference Call

ArcBest will host a conference call with company executives to discuss the 2021 first quarter results.  The call will be today, Tuesday, May 4, at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (800) 682-8539. Following the call, a recorded playback will be available through the end of the day on June 15, 2021. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21992915. The conference call and playback can also be accessed, through June 15, 2021, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver innovative solutions for our customers’ supply chain needs.  We'll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  At ArcBest, we’re More Than Logistics®. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this press release concerning results for the three months ended March 31, 2021 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: widespread outbreak of an illness or disease, including the COVID-19 pandemic and its effects, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us; a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight; the loss or reduction of business from large customers; the ability to manage our cost structure, and the timing and performance of growth initiatives; maintaining our corporate reputation and intellectual property rights; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations and adverse weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31
	2021	2020

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$829,213	$701,399

OPERATING EXPENSES	797,022	693,580

OPERATING INCOME	32,191	7,819

OTHER INCOME (COSTS)
Interest and dividend income	392	1,375
Interest and other related financing costs	(2,428)	(2,947)
Other, net	1,192	(3,862)
	(844)	(5,434)

INCOME BEFORE INCOME TAXES	31,347	2,385

INCOME TAX PROVISION	7,986	483

NET INCOME	$23,361	$1,902

EARNINGS PER COMMON SHARE
Basic	$0.92	$0.07
Diluted	$0.87	$0.07

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,454,921	25,390,377
Diluted	26,930,402	26,246,800

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2021	2020
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$301,542	$303,954
Short-term investments	59,316	65,408
Accounts receivable, less allowances (2021 - $7,736; 2020 - $7,851)	344,242	320,870
Other accounts receivable, less allowances (2021 - $662; 2020 - $660)	13,766	14,343
Prepaid expenses	40,356	37,774
Prepaid and refundable income taxes	4,604	11,397
Other	4,893	4,422
TOTAL CURRENT ASSETS	768,719	758,168

PROPERTY, PLANT AND EQUIPMENT
Land and structures	344,282	342,178
Revenue equipment	914,140	916,760
Service, office, and other equipment	235,727	233,810
Software	169,004	163,193
Leasehold improvements	15,534	15,156
	1,678,687	1,671,097
Less allowances for depreciation and amortization	1,015,989	992,407
	662,698	678,690

GOODWILL	88,320	88,320
INTANGIBLE ASSETS, NET	54,028	54,981
OPERATING RIGHT-OF-USE ASSETS	111,412	115,195
DEFERRED INCOME TAXES	6,289	6,158
OTHER LONG-TERM ASSETS	76,549	77,496
	$1,768,015	$1,779,008

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$177,885	$170,898
Income taxes payable	—	316
Accrued expenses	235,161	246,746
Current portion of long-term debt	66,064	67,105
Current portion of operating lease liabilities	21,632	21,482
TOTAL CURRENT LIABILITIES	500,742	506,547

LONG-TERM DEBT, less current portion	200,773	217,119
OPERATING LEASE LIABILITIES, less current portion	94,473	97,839
POSTRETIREMENT LIABILITIES, less current portion	18,518	18,555
OTHER LONG-TERM LIABILITIES	33,992	37,948
DEFERRED INCOME TAXES	67,608	72,407

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2021: 29,057,374 shares; 2020: 29,045,309 shares	291	290
Additional paid-in capital	344,542	342,354
Retained earnings	617,256	595,932
Treasury stock, at cost, 2021: 3,671,861 shares; 2020: 3,656,938 shares	(112,174)	(111,173)
Accumulated other comprehensive income	1,994	1,190
TOTAL STOCKHOLDERS’ EQUITY	851,909	828,593
	$1,768,015	$1,779,008

Note:  The balance sheet at December 31, 2020 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
	2021	2020

	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$23,361	$1,902
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,387	28,032
Amortization of intangibles	967	981
Pension settlement expense	—	89
Share-based compensation expense	2,354	2,181
Provision for losses on accounts receivable	(96)	1,383
Change in deferred income taxes	(4,998)	(2,815)
Gain on sale of property and equipment	(8,635)	(2,130)
Changes in operating assets and liabilities:
Receivables	(22,568)	3,874
Prepaid expenses	(2,582)	(3,429)
Other assets	(164)	5,800
Income taxes	6,376	2,949
Operating right-of-use assets and lease liabilities, net	567	(138)
Accounts payable, accrued expenses, and other liabilities	(1,435)	(15,550)
NET CASH PROVIDED BY OPERATING ACTIVITIES	22,534	23,129

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(9,588)	(6,738)
Proceeds from sale of property and equipment	10,079	4,692
Purchases of short-term investments	(18,130)	(73,973)
Proceeds from sale of short-term investments	24,418	12,210
Capitalization of internally developed software	(5,705)	(3,342)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,074	(67,151)

FINANCING ACTIVITIES
Borrowings under credit facilities	—	180,000
Borrowings under accounts receivable securitization program	—	45,000
Payments on long-term debt	(17,387)	(14,598)
Net change in book overdrafts	(5,434)	(10,869)
Payment of common stock dividends	(2,037)	(2,033)
Purchases of treasury stock	(1,001)	(3,162)
Payments for tax withheld on share-based compensation	(161)	(60)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(26,020)	194,278

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,412)	150,256
Cash and cash equivalents at beginning of period	303,954	201,909
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$301,542	$352,165

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$233	$39
Lease liabilities arising from obtaining right-of-use assets	$1,959	$10,370

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended
	March 31
	2021		2020

	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$556,292		$515,713

ArcBest	252,336		164,775
FleetNet	59,163		52,439
Total Asset-Light	311,499		217,214

Other and eliminations	(38,578)		(31,528)
Total consolidated revenues	$829,213		$701,399

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$285,694	51.4%	$283,838	55.0%
Fuel, supplies, and expenses	60,841	10.9	61,225	11.9
Operating taxes and licenses	12,248	2.2	12,794	2.5
Insurance	8,939	1.6	7,824	1.5
Communications and utilities	4,970	0.9	4,711	0.9
Depreciation and amortization	23,484	4.2	23,270	4.5
Rents and purchased transportation	75,588	13.6	55,770	10.8
Shared services	55,866	10.1	48,885	9.5
Gain on sale of property and equipment(1)	(8,695)	(1.6)	(2,164)	(0.4)
Innovative technology costs(2)	6,868	1.2	4,533	0.9
Other	434	0.1	1,787	0.3
Total Asset-Based	526,237	94.6%	502,473	97.4%

ArcBest
Purchased transportation	210,995	83.6%	137,182	83.3%
Supplies and expenses	2,568	1.0	2,280	1.4
Depreciation and amortization(3)	2,386	1.0	2,470	1.5
Shared services	26,072	10.3	21,727	13.2
Other	2,050	0.8	2,525	1.5
	244,071	96.7%	166,184	100.9%
FleetNet	58,140	98.3%	51,399	98.0%
Total Asset-Light	302,211		217,583

Other and eliminations(4)	(31,426)		(26,476)
Total consolidated operating expenses	$797,022	96.1%	$693,580	98.9%

OPERATING INCOME (LOSS)
Asset-Based	$30,055		$13,240

ArcBest	8,265		(1,409)
FleetNet	1,023		1,040
Total Asset-Light	9,288		(369)

Other and eliminations(4)	(7,152)		(5,052)
Total consolidated operating income	$32,191		$7,819

1)	The three months ended March 31, 2021 includes an $8.6 million gain on the sale of an unutilized service center property.
2)	Represents costs associated with the freight handling pilot test program at ABF Freight.
3)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
4)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations, including innovative technology costs.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended
	March 31
	2021	2020

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income
Amounts on GAAP basis	$32,191	$7,819
Innovative technology costs, pre-tax(1)	6,910	4,600
Non-GAAP amounts	$39,101	$12,419

Net Income
Amounts on GAAP basis	$23,361	$1,902
Innovative technology costs, after-tax (includes related financing costs)(1)	5,261	3,570
Nonunion pension expense, including settlement expense, after-tax(2)	—	66
Life insurance proceeds and changes in cash surrender value	(1,266)	3,805
Tax expense (benefit) from vested RSUs(3)	(135)	20
Non-GAAP amounts	$27,221	$9,363

Diluted Earnings Per Share
Amounts on GAAP basis	$0.87	$0.07
Innovative technology costs, after-tax (includes related financing costs)(1)	0.20	0.14
Nonunion pension expense, including settlement expense, after-tax(2)	—	—
Life insurance proceeds and changes in cash surrender value	(0.05)	0.14
Tax expense (benefit) from vested RSUs(3)	(0.01)	—
Non-GAAP amounts(4)	$1.01	$0.36

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	For the three months ended March 31, 2020, represents pension settlement expense related to the Company’s supplemental benefit plan.
3)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense (benefit) during the three months ended March 31, 2021 and 2020.
4)	Non-GAAP EPS is calculated in total and may not foot due to rounding.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended
	March 31
	2021		2020

Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$30,055	94.6%	$13,240	97.4%
Innovative technology costs, pre-tax(1)	6,868	(1.2)	4,533	(0.9)
Non-GAAP amounts	$36,923	93.4%	$17,773	96.5%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(7,152)		$(5,052)
Innovative technology costs, pre-tax(1)	42		67
Non-GAAP amounts	$(7,110)		$(4,985)

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended March 31, 2021
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(4)
Amounts on GAAP basis	$32,191	$(844)	$31,347	$7,986	$23,361	25.5%
Innovative technology costs(1)	6,910	174	7,084	1,823	5,261	25.7
Life insurance proceeds and changes in cash surrender value	—	(1,266)	(1,266)	—	(1,266)	—
Tax benefit from vested RSUs(2)	—	—	—	135	(135)	—
Non-GAAP amounts	$39,101	$(1,936)	$37,165	$9,944	$27,221	26.8%

	Three Months Ended March 31, 2020
		Other	Income
	Operating	Income	Before Income	Income	Net
	Income	(Costs)	Taxes	Tax Provision	Income	Tax Rate(4)
Amounts on GAAP basis	$7,819	$(5,434)	$2,385	$483	$1,902	20.3%
Innovative technology costs(1)	4,600	207	4,807	1,237	3,570	25.7
Nonunion pension expense, including settlement(3)	—	89	89	23	66	25.7
Life insurance proceeds and changes in cash surrender value	—	3,805	3,805	—	3,805	—
Tax expense from vested RSUs(2)	—	—	—	(20)	20	—
Non-GAAP amounts	$12,419	$(1,333)	$11,086	$1,723	$9,363	15.5%

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax expense (benefit) during the three months ended March 31, 2021 and 2020.
3)	For the three months ended March 31, 2020, represents pension settlement expense related to the Company’s supplemental benefit plan.
4)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction, unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light businesses, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income taxes, and net income are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended
	March 31
	2021	2020

	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$23,361	$1,902
Interest and other related financing costs	2,428	2,947
Income tax provision	7,986	483
Depreciation and amortization	30,354	29,013
Amortization of share-based compensation	2,354	2,181
Amortization of net actuarial gains of benefit plans and pension settlement expense(1)	(135)	(56)
Consolidated Adjusted EBITDA	$66,348	$36,470

1)	The three months ended March 31, 2020 includes pre-tax pension settlement expense of $0.1 million related to the Company’s supplemental benefit plan.

	Three Months Ended
	March 31
	2021	2020

Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands)

ArcBest
Operating Income (Loss)	$8,265	$(1,409)
Depreciation and amortization(2)	2,386	2,470
Adjusted EBITDA	$10,651	$1,061

FleetNet
Operating Income	$1,023	$1,040
Depreciation and amortization(2)	415	391
Adjusted EBITDA	$1,438	$1,431

Total Asset-Light
Operating Income (Loss)	$9,288	$(369)
Depreciation and amortization(2)	2,801	2,861
Adjusted EBITDA	$12,089	$2,492

2)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended
	March 31
	2021	2020	% Change

	(Unaudited)
Asset-Based

Workdays	63.0	64.0

Billed Revenue(1) / CWT	$36.09	$33.16	8.8%

Billed Revenue(1) / Shipment	$462.22	$427.87	8.0%

Shipments	1,215,416	1,203,416	1.0%

Shipments / Day	19,292	18,803	2.6%

Tonnage (Tons)	778,415	776,468	0.3%

Tons / Day	12,356	12,132	1.8%

Pounds / Shipment	1,281	1,290	(0.7)%

Average Length of Haul (Miles)	1,091	1,042	4.7%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

Year Over Year % Change
Three Months Ended
March 31, 2021

(Unaudited)
ArcBest(2)

Revenue / Shipment	25.9%

Shipments / Day	22.7%

2)	Statistical data related to managed transportation solutions transactions are not included in the presentation of operating statistics for the ArcBest segment.

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